NON-COMPETITION AGREEMENT

                                     BETWEEN

                            MONARCH PROPERTIES, INC.

                                       AND

                                ROBERT N. ELKINS

                           DATED AS OF JUNE ___, 1998



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                            NON-COMPETITION AGREEMENT

     THIS NON-COMPETITION AGREEMENT (this "Agreement") is made as of the ____ day of June, 1998, between Monarch Properties, Inc., a Maryland corporation (the "Company"), and Robert N. Elkins, Chairman of the Board of Directors of the Company ("Elkins").

     WHEREAS, the Company and Elkins are interested in entering into this Agreement governing non-competition;

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements of the parties contained herein and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereby agree as follows:

     Section 1. Non-competition. During the period during which Elkins serves as a director of the Company, Elkins shall not, except with the Company's express prior written consent, directly or indirectly, in any capacity, for the benefit of any Person:

          (a) Communicate with or solicit any Person who is or during such period becomes a customer, supplier, employee, salesman, agent or representative of the Company, in any manner which is intended to interfere with such Person's relationship with the Company, or, which is intended to obtain such Person as a customer, supplier, employee, salesman, agent or representative of any business in competition with the Company within ten
     (10) miles of any healthcare facility owned, leased or operated by the Company;

          (b) Establish, engage, own, manage, operate, join or control or participate in the establishment, ownership (other than as the owner of less than five percent (5%) of the stock of a corporation whose shares are publicly traded), management, operation or control of, or be a director, trustee, officer, employee, salesman, agent or representative of, or be a consultant to, any Person in any business in competition with the Company, at any location within ten (10) miles of any healthcare facility owned, leased or operated by the Company;

provided, however, that any activity engaged in by Elkins as an officer, director or employee of, or any interest of Elkins as a stockholder in Integrated Health Services, Inc. shall not be limited in any way by this Agreement; and, provided, further, that nothing in this Agreement shall require Elkins to terminate any investment or contractual relationship which did not constitute a breach of this Agreement at the time that such investment or relationship was first entered into by Elkins.



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     For purposes of this  Agreement,  the term "Person" means a natural person, corporation,  limited  liability  company,  partnership,  trust,  estate,  joint
venture,  sole  proprietorship,   government  (and  any  branch  or  subdivision
thereof), governmental agency, association, cooperative or other entity.

     Section 2. Enforcement. Elkins acknowledges that any breach by him of any of the covenants and agreements of this Agreement (the "Covenants") will result in irreparable injury to the Company for which money damages could not adequately compensate the Company, and therefore, in the event of any such breach, the Company shall be entitled, in addition to all other rights and remedies which the Company may have at law or in equity, to have an injunction issued by any competent court enjoining and restraining Elkins and/or all other Persons involved therein from continuing such breach. The existence of any claim or cause of action which Elkins or any such other Person may have against the Company shall not constitute a defense or bar to the enforcement of any of the Covenants.

     Section 3. Consideration. Elkins expressly acknowledges that the Covenants are a material part of the consideration bargained for by the Company.

     Section 4. Scope. If any portion of any Covenant or its application is construed to be invalid, illegal, or unenforceable, then the other portions and their application shall not be affected thereby and shall be enforceable without regard thereto. If any of the Covenants is determined to be unenforceable because of its scope, duration, geographical area or similar factor, then the court making such determination shall have the power to reduce or limit such scope, duration, area or other factor, and such Covenant shall then be enforceable in its reduced or limited form.

     Section 5. Assignment. The rights and obligations of the Company under this Agreement shall be binding upon its successors and assigns and may be assigned by the Company to the successors in interest of the Company. The rights and obligations of Elkins under this Agreement shall be binding upon his heirs, legatees, personal representatives, executors or administrators.

     Section 6. Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when hand delivered, sent by overnight courier, or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telecopy, or telex, addressed as follows:


                  If to the Company:      Monarch Properties, Inc.
                                          8889 Pelican Bay Boulevard - Suite 501


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                                          Naples, Florida 34108
                                          Attention:  John B. Poole
                                          Fax No.:  941-566-6082

                  If to Elkins:           c/o Integrated Health Services, Inc.
                                          10065 Red Run Boulevard
                                          Owings Mills, Maryland 21117
                                          Attention:  Robert N. Elkins
                                          Fax No.:  410-998-8700

     Section 7. Headings. Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

     Section 8. Severability. If any part of any provision of this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement.

     Section 9. Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of New York (without reference to the choice of law rules thereof).

     Section 10. Amendment; Modification; Waiver. No amendment, modification or waiver of the terms of this Agreement shall be valid unless made in writing and duly executed by Elkins and the Company. No delay or failure at any time on the part of the Company in exercising any right, power or privilege under this Agreement, or in enforcing any provision of this Agreement, shall impair any such right, power, or privilege, or be construed as a waiver of any default or as any acquiescence therein, or shall affect the right of the Company thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     Section 11. Gender and Number. Throughout this Agreement, the masculine and neuter genders shall be deemed to include all genders, and the singular, the plural and vice versa, except where such construction would be unreasonable.


                             SIGNATURE PAGE FOLLOWS

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     IN WITNESS  WHEREOF,  the parties  have  executed and  delivered  this Non-
Competition Agreement as of the date first above written.

                                    MONARCH PROPERTIES, INC.

                                    By:
                                       -----------------------------------------
                                    Name: John B. Poole
                                         ---------------------------------------
                                    Title: President and Chief Executive Officer
                                          --------------------------------------


                                    --------------------------------------------
                                    Robert N. Elkins